UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2017
Date of Report (Date of earliest event reported)

KOKOS GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-21426	81-3433108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 North Curry Street Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

(503) 471-1332
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On April 6, 2017, the Board of Directors of Kokos Group Inc., a Nevada corporation (the “Company”) authorized an increase in the authorized capital structure of the Corporation to include two million (2,000,000) shares of preferred stock, par value $0.001, and to retain the authorization of two hundred million (200,000,000) shares of common stock, par value $0.001 (the “Amendment”).

On April 7, 2017, the Company filed a Certificate of Amendment with the Nevada Secretary of State increasing its authorized capital to include the 2,000,000 shares of preferred stock, par value $0.001 (the “Amendment). The Amendment was effective with the Nevada Secretary of State on April 7, 2017 when the Certificate of Amendment was filed. The Amendment was approved by the Board of Directors pursuant to written consent resolutions dated April 6, 2017 and further approved by the shareholders holding a majority of the total issued and outstanding shares of common stock of the Company pursuant to written consent resolutions dated April 5, 2017.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.2	Certificate of Amendment dated April 7, 2017 filed with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOKOS GROUP INC.

DATE: April 12, 2017	By:	/s/ Jeoffrey C. Baterina
	Name:	Jeoffrey C. Baterina
	Title:	President/Chief Executive Officer

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